UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2010

THWAPR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53640	26-1359430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 12th Avenue, 3rd Floor, New York, NY 10001
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +1 (877) 841-5343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2010 Messrs. Robert Rosenblatt and Leonard Dreyer, and  on June 1, 2010, Ms. Bernadine A. Santistevan, accepted their appointments to the Board of Directors of Thwapr, Inc., a Nevada corporation (“Thwapr” or “Company”).

Messrs. Rosenblatt, Dreyer, and Ms. Santistevan have not previously held any positions with the Company, and there are no related party transactions between the Company and Messrs. Rosenblatt, Dreyer, and Santistevan that are reportable under Item 404(a) of Regulation S-K.

Neither Messrs. Rosenblatt, Dreyer, nor Ms. Santistevan have any family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no arrangement or understanding between Messrs. Rosenblatt, Dreyer, or Ms. Santistevan and any other persons, pursuant to which they were selected as directors.

Robert Rosenblatt

Since 2006 Mr. Rosenblatt has worked as a management consultant under the name of Rosenblatt Consulting LLC specializing in mergers and acquisition and strategic alliances.  From November 2004 to March 2006 Mr. Rosenblatt served as Group President and Chief Operating Officer of Tommy Hilfiger B.V.  Prior to his position at Hilfiger, Mr. Rosenblatt was President of Home Shopping Network USA and CFO and Senior Vice President of Bloomingdale's Department Stores.  Mr. Rosenblatt serves as a director on two other boards; Red Rock Pictures Holdings, Inc., a development stage publically held developer and distributor of direct response infomercials, and   University of Arts and Music a privately held start-up company.  Mr. Rosenblatt’s management consulting and executive expertise and experience will make him an effective member of the Board of Directors.

Leonard Dreyer

Since 2009 Mr. Dreyer served as Chairman of the Audit Committee of the Philanthropic Foundation of California State University, Fullerton.  From March 2003 to September 2005 Mr. Dreyer served on the Board of Directors and was the Chairman of the Audit Committee of Worldwide Restaurant Concepts, Inc.  Prior to that Mr. Dreyer was Chairman and Chief Executive Officer of Marie Callender Restaurants, Inc.  Mr. Dreyer’s wealth of experience in business operations and corporate governance, including his experience as Chairman of an Audit Committee, will bring valuable leadership and executive experience to the Board of Directors.

  Bernadine A. Santistevan

Since March 2008 Ms. Santistevan has served as Managing Director of Das Equity Advisors, a private equity advisory company.  She has held this position since March 2008.  From May 2007 to March 2008 she was Executive Vice President of Tradeworx, Inc. and also served as Chief Executive Officer of Net Studio, LLC which was majority-owned by Tradeworx.  Ms. Santistevan is also a general partner in Santo LLC since February 2003 which serves as an umbrella company for her various consulting and production activities. Ms. Santistevan’s private equity experience will bring valuable financial expertise to the Board of Directors of the Company.

             Messrs. Rosenblatt, Dreyer, and Ms. Santistevan are expected to be appointed to one or more committees of the board of directors at future meeting, but currently serve on no committees.

 On June 3, 2010, Maurizio Vecchione resigned from the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010	THWAPR, INC.
	By:	/s/ Bruce Goldstein
Bruce Goldstein
Chief Executive Officer